EXHIBIT 99.1
FOR IMMEDIATE RELEASE
NMI Holdings, Inc. Reports Third Quarter 2021 Financial Results
EMERYVILLE, Calif., Nov. 2, 2021 -- NMI Holdings, Inc. (Nasdaq: NMIH) today reported net income of $60.2 million, or $0.69 per diluted share, for the third quarter ended September 30, 2021, which compares to $57.5 million, or $0.65 per diluted share, in the second quarter ended June 30, 2021 and $38.2 million, or $0.45 per diluted share, in the third quarter ended September 30, 2020. Adjusted net income for the quarter was $61.8 million, or $0.71 per diluted share, which compares to $58.1 million, or $0.67 per diluted share, in the second quarter ended June 30, 2021 and $40.4 million, or $0.47 per diluted share, in the third quarter ended September 30, 2020. The non-GAAP financial measures adjusted net income, adjusted diluted earnings per share and adjusted return on equity are presented in this release to enhance the comparability of financial results between periods. See "Use of Non-GAAP Financial Measures" and our reconciliation of such measures to their most comparable GAAP measures, below.

Claudia Merkle, CEO of National MI, said, “We delivered strong operating performance, significant growth in our high-quality insured portfolio and record financial results in the third quarter. Our credit performance continued to trend in a favorable direction, and we remain optimistic about the broad strength of the economy and resiliency of the housing market. We are an organization that is leading with impact, and believe we are well positioned to continue to support borrowers in need of down payment assistance, drive disciplined growth in our insurance in-force and deliver strong risk-adjusted returns going forward.”

Selected third quarter 2021 highlights include:

•Primary insurance-in-force at quarter end was $143.6 billion, up 5% from $136.6 billion in the second quarter and 37% compared to $104.5 billion in the third quarter of 2020

•Net premiums earned were $113.6 million, up 2% compared to $110.9 million in the second quarter and 15% compared to $98.8 million in the third quarter of 2020

•Underwriting and operating expenses were $34.7 million, including $1.3 million of costs incurred in connection with our CEO transition and $0.5 million of capital market transaction costs, compared to $34.7 million in the second quarter and $34.0 million in the third quarter of 2020

•Insurance claims and claim expenses were $3.2 million, compared to $4.6 million in the second quarter and $15.7 million in the third quarter of 2020

•Shareholders' equity was $1.5 billion at quarter end, equal to $17.68 per share, up 4% compared to $17.03 per share in the second quarter and 15% compared to $15.42 per share in the third quarter of 2020

•Annualized return on equity for the quarter was 16.2% and annualized adjusted return on equity was 16.6%

•At quarter-end, total PMIERs available assets were $2.0 billion and net risk-based required assets were $1.4 billion

EXHIBIT 99.1

	Quarter Ended	Quarter Ended	Quarter Ended	Change (1)	Change (1)
	9/30/2021	6/30/2021	9/30/2020	Q/Q	Y/Y
INSURANCE METRICS ($billions)
Primary Insurance-in-Force	143.6	136.6	104.5	5%	37%
New Insurance Written - NIW
Monthly premium	16.9	19.4	16.5	(13)%	2%
Single premium	1.2	3.3	2.0	(63)%	(38)%
Total (2)	18.1	22.8	18.5	(21)%	(2)%

FINANCIAL HIGHLIGHTS (Unaudited, $millions, except per share amounts)

Net Premiums Earned	113.6	110.9	98.8	2%	15%
Insurance Claims and Claim Expenses	3.2	4.6	15.7	(31)%	(80)%
Underwriting and Operating Expenses	34.7	34.7	34.0	—%	2%
Net Income	60.2	57.5	38.2	5%	58%
Adjusted Net Income	61.8	58.1	40.4	6%	53%
Cash and Investments	2,152	2,062	1,884	4%	14%
Shareholders' Equity	1,516	1,460	1,308	4%	16%
Book Value per Share	17.68	17.03	15.42	4%	15%
Loss Ratio	2.8%	4.2%	15.9%
Expense Ratio	30.5%	31.3%	34.4%

(1)    Percentages may not be replicated based on the rounded figures presented in the table.
(2)     Total may not foot due to rounding.

Conference Call and Webcast Details
The company will hold a conference call, which will be webcast live today, November 2, 2021, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The webcast will be available on the company's website, www.nationalmi.com, in the "Investor Relations" section. The conference call can also be accessed by dialing (888) 734-0328 in the U.S., or (914) 495-8578 internationally, and using Conference ID: 1091419 or by referencing NMI Holdings, Inc.

About NMI Holdings, Inc.
NMI Holdings, Inc. (NASDAQ: NMIH), is the parent company of National Mortgage Insurance Corporation (National MI), a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release or any other written or oral statements made by or on behalf of the Company in connection therewith may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the U.S. Private Securities Litigation Reform Act of 1995 (the "PSLRA"). The PSLRA provides a "safe harbor" for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believe," "can," "could," "may," "predict," "assume," "potential," "should," "will," "estimate," "plan," "project," "continuing," "ongoing," "expect," "intend" and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. Important factors that could cause actual events or results to differ materially from those indicated in such statements include, but are not limited to: uncertainty relating to the COVID-19 pandemic and the measures taken by governmental authorities and

EXHIBIT 99.1
other third parties to combat it, including their impact on the global economy, the U.S. housing, real estate, housing finance and mortgage insurance markets, and the Company’s business, operations and personnel; changes in the business practices of Fannie Mae and Freddie Mac (collectively, the "GSEs"), including decisions that have the impact of decreasing or discontinuing the use of mortgage insurance as credit enhancement generally, or with first time homebuyers or on very high loan-to-value mortgages; our ability to remain an eligible mortgage insurer under the private mortgage insurer eligibility requirements ("PMIERs") and other requirements imposed by the GSEs, which they may change at any time; retention of our existing certificates of authority in each state and the District of Columbia ("D.C.") and our ability to remain a mortgage insurer in good standing in each state and D.C.; our future profitability, liquidity and capital resources; actions of existing competitors, including other private mortgage insurers and government mortgage insurers, such as the Federal Housing Administration, U.S. Department of Agriculture's Rural Housing Service and the U.S. Department of Veterans Affairs, and potential market entry by new competitors or consolidation of existing competitors; developments in the world’s financial and capital markets and our access to such markets, including reinsurance; adoption of new or changes to existing laws, rules and regulations that impact our business or financial condition directly or the mortgage insurance industry generally or their enforcement and implementation by regulators, including the implementation of the final rules defining and/or concerning "Qualified Mortgage" and "Qualified Residential Mortgage"; U.S. federal tax reform and other potential changes in tax law and their impact on us and our operations; legislative or regulatory changes to the GSEs' role in the secondary mortgage market or other changes that could affect the residential mortgage industry generally or mortgage insurance industry in particular; potential future lawsuits, investigations or inquiries or resolution of current lawsuits or inquiries; changes in general economic, market and political conditions and policies, interest rates, inflation and investment results or other conditions that affect the housing market or the markets for home mortgages or mortgage insurance; our ability to successfully execute and implement our capital plans, including our ability to access the capital, credit and reinsurance markets and to enter into, and receive approval of, reinsurance arrangements on terms and conditions that are acceptable to us, the GSEs and our regulators; our ability to implement our business strategy, including our ability to write mortgage insurance on high quality low-down payment residential mortgage loans, implement successfully and on a timely basis, complex infrastructure, systems, procedures, and internal controls to support our business and regulatory and reporting requirements of the insurance industry; our ability to attract and retain a diverse customer base, including the largest mortgage originators; failure of risk management or pricing or investment strategies; decrease in the length of time our insurance policies are in force; emergence of unexpected claim and coverage issues, including claims exceeding our reserves or amounts we had expected to experience; potential adverse impacts arising from natural disasters, including, with respect to affected areas, a decline in new business, adverse effects on home prices, and an increase in notices of default on insured mortgages; the inability of our counterparties, including third party reinsurers, to meet their obligations to us; failure to maintain, improve and continue to develop necessary information technology systems or the failure of technology providers to perform; and, our ability to recruit, train and retain key personnel. These risks and uncertainties also include, but are not limited to, those set forth under the heading "Risk Factors" detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2020, as subsequently updated through other reports we file with the SEC. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We caution you not to place undue reliance on any forward-looking statement, which speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.

Use of Non-GAAP Financial Measures
We believe the use of the non-GAAP measures of adjusted income before tax, adjusted net income, adjusted diluted EPS, adjusted return-on-equity, adjusted expense ratio and adjusted combined ratio enhances the comparability of our fundamental financial performance between periods, and provides relevant information to investors. These non-GAAP financial measures align with the way the company's business performance is evaluated by management. These measures are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. These measures have been presented to increase transparency and enhance the comparability of our fundamental operating trends across periods. Other companies may calculate these measures differently; their measures may not be comparable to those we calculate and present.
Adjusted income before tax is defined as GAAP income before tax, excluding the pre-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and other infrequent, unusual or non-operating items in the periods in which such items are incurred.

Adjusted net income is defined as GAAP net income, excluding the after-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and other infrequent, unusual or non-operating items in the periods in which such items

EXHIBIT 99.1
are incurred. Adjustments to components of pre-tax income are tax effected using the applicable federal statutory tax rate for the respective periods.

Adjusted diluted EPS is defined as adjusted net income divided by adjusted weighted average diluted shares outstanding. Adjusted weighted average diluted shares outstanding is defined as weighted average diluted shares outstanding, adjusted for changes in the dilutive effect of non-vested shares that would otherwise have occurred had GAAP net income been calculated in accordance with adjusted net income. There will be no adjustment to weighted average diluted shares outstanding in the periods that non-vested shares are anti-dilutive under GAAP.
Adjusted return on equity is calculated by dividing adjusted net income on an annualized basis by the average shareholders' equity for the period.
Adjusted expense ratio is defined as GAAP underwriting and operating expenses, excluding the pre-tax effects of periodic costs incurred in connection with capital markets transactions, divided by net premiums earned.
Adjusted combined ratio is defined as the total of GAAP underwriting and operating expenses, excluding the pre-tax effects of periodic costs incurred in connection with capital markets transactions and insurance claims and claims expenses, divided by net premiums earned.
Although adjusted income before tax, adjusted net income, adjusted diluted EPS, adjusted return-on-equity, adjusted expense ratio and adjusted combined ratio exclude certain items that have occurred in the past and are expected to occur in the future, the excluded items: (1) are not viewed as part of the operating performance of our primary activities; or (2) are impacted by market, economic or regulatory factors and are not necessarily indicative of operating trends, or both. These adjustments, and the reasons for their treatment, are described below.
(1)    Change in fair value of warrant liability. Outstanding warrants at the end of each reporting period are revalued, and any change in fair value is reported in the statement of operations in the period in which the change occurred. The change in fair value of our warrant liability can vary significantly across periods and is influenced principally by equity market and general economic factors that do not impact or reflect our current period operating results. We believe trends in our operating performance can be more clearly identified by excluding fluctuations related to the change in fair value of our warrant liability.
(2)    Capital markets transaction costs. Capital markets transaction costs result from activities that are undertaken to improve our debt profile or enhance our capital position through activities such as debt refinancing and capital markets reinsurance transactions that may vary in their size and timing due to factors such as market opportunities, tax and capital profile, and overall market cycles.
(3)    Net realized investment gains and losses. The recognition of the net realized investment gains or losses can vary significantly across periods as the timing is highly discretionary and is influenced by factors such as market opportunities, tax and capital profile, and overall market cycles that do not reflect our current period operating results.
(4)    Other infrequent, unusual or non-operating items. Items that are the result of unforeseen or uncommon events, and are not expected to recur with frequency in the future. Identification and exclusion of these items provides clarity about the impact special or rare occurrences may have on our current financial performance. Infrequent, unusual or non-operating adjustments for the three and nine months ended September 30, 2021, include severance, restricted stock modification and other expenses incurred in connection with the CEO transition we announced on September 9, 2021. Past adjustments under this category include the effects of the release of the valuation allowance recorded against our net federal and certain state net deferred tax assets in 2016 and the re-measurement of our net deferred tax assets in connection with tax reform in 2017. We believe such items are infrequent or non-recurring in nature, and are not indicative of the performance of, or ongoing trends in, our primary operating activities or business.

Investor Contact
John M. Swenson
Vice President, Investor Relations and Treasury
john.swenson@nationalmi.com
(510) 788-8417

EXHIBIT 99.1

Consolidated statements of operations and comprehensive income (unaudited)	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020
Revenues	(In Thousands, except for per share data)
Net premiums earned	$113,594	$98,802	$330,361	$296,463
Net investment income	9,831	8,337	28,027	23,511
Net realized investment gains (losses)	3	(4)	15	635
Other revenues	613	648	1,597	2,771
Total revenues	124,041	107,783	360,000	323,380
Expenses
Insurance claims and claim expenses	3,204	15,667	12,806	55,698
Underwriting and operating expenses	34,669	33,969	103,460	96,616
Service expenses	787	557	1,859	2,381
Interest expense	7,930	7,796	23,767	16,481
(Gain) loss from change in fair value of warrant liability	—	437	(454)	(4,286)
Total expenses	46,590	58,426	141,438	166,890

Income before income taxes	77,451	49,357	218,562	156,490
Income tax expense	17,258	11,178	47,956	33,192
Net income	$60,193	$38,179	$170,606	$123,298

Earnings per share
Basic	$0.70	$0.45	$1.99	$1.63
Diluted	$0.69	$0.45	$1.96	$1.55

Weighted average common shares outstanding
Basic	85,721	84,805	85,563	75,695
Diluted	86,880	85,599	86,794	76,867

Loss ratio (1)	2.8%	15.9%	3.9%	18.8%
Expense ratio (2)	30.5%	34.4%	31.3%	32.6%
Combined ratio (3)	33.3%	50.2%	35.2%	51.4%

Net income	$60,193	$38,179	$170,606	$123,298

Other comprehensive income (loss), net of tax:
Unrealized (losses) gains in accumulated other comprehensive gain (loss), net of tax (benefit) expense of $(2,165) and $2,494 for the three months ended September 30, 2021 and 2020, and $(9,168) and $7,655 for the nine months ended September 30, 2021 and 2020, respectively	(8,144)	9,381	(34,487)	28,799
Reclassification adjustment for realized (gains) losses included in net income, net of tax expense (benefit) of $1 and ($1) for the three months ended September 30, 2021 and 2020, and $3 and ($258) for the nine months ended September 30, 2021 and 2020, respectively	(2)	3	(12)	972
Other comprehensive income (loss), net of tax	(8,146)	9,384	(34,499)	29,771
Comprehensive income	$52,047	$47,563	$136,107	$153,069

(1)    Loss ratio is calculated by dividing insurance claims and claim expenses by net premiums earned.
(2)    Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.
(3)    Combined ratio may not foot due to rounding

EXHIBIT 99.1

Consolidated balance sheets (unaudited)	September 30, 2021	December 31, 2020
Assets	(In Thousands, except for share data)
Fixed maturities, available-for-sale, at fair value (amortized cost of $2,024,639 and $1,730,835 as of September 30, 2021 and December 31, 2020, respectively)	$2,054,419	$1,804,286
Cash and cash equivalents (including restricted cash of $3,572 and $5,555 as of September 30, 2021 and December 31, 2020, respectively)	97,260	126,937
Premiums receivable	58,499	49,779
Accrued investment income	12,114	9,862
Prepaid expenses	4,409	3,292
Deferred policy acquisition costs, net	61,362	62,225
Software and equipment, net	32,066	29,665
Intangible assets and goodwill	3,634	3,634
Prepaid reinsurance premiums	2,969	6,190
Reinsurance recoverable	20,420	17,608
Other assets	51,162	53,188
Total assets	$2,398,314	$2,166,666

Liabilities
Debt	$394,282	$393,301
Unearned premiums	139,624	118,817
Accounts payable and accrued expenses	78,657	61,716
Reserve for insurance claims and claim expenses	104,604	90,567
Reinsurance funds withheld	6,280	8,653
Warrant liability, at fair value	3,010	4,409
Deferred tax liability, net	151,364	112,586
Other liabilities	4,267	7,026
Total liabilities	882,088	797,075

Shareholders' equity
Common stock - class A shares, $0.01 par value; 85,743,638 and 85,163,039 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively (250,000,000 shares authorized)	857	852
Additional paid-in capital	948,395	937,872
Accumulated other comprehensive income, net of tax	19,357	53,856
Retained earnings	547,617	377,011
Total shareholders' equity	1,516,226	1,369,591
Total liabilities and shareholders' equity	$2,398,314	$2,166,666

EXHIBIT 99.1

Non-GAAP Financial Measure Reconciliations (unaudited)
	For the three months ended			For the nine months ended
	9/30/2021	6/30/2021	9/30/2020	9/30/2021	9/30/2020
As Reported	(In Thousands, except for per share data)
Revenues
Net premiums earned	$113,594	$110,888	$98,802	$330,361	$296,463
Net investment income	9,831	9,382	8,337	28,027	23,511
Net realized investment gains (losses)	3	12	(4)	15	635
Other revenues	613	483	648	1,597	2,771
Total revenues	124,041	120,765	107,783	360,000	323,380
Expenses
Insurance claims and claim expenses	3,204	4,640	15,667	12,806	55,698
Underwriting and operating expenses	34,669	34,725	33,969	103,460	96,616
Service expenses	787	481	557	1,859	2,381
Interest expense	7,930	7,922	7,796	23,767	16,481
(Gain) loss from change in fair value of warrant liability	—	(658)	437	(454)	(4,286)
Total expenses	46,590	47,110	58,426	141,438	166,890

Income before income taxes	77,451	73,655	49,357	218,562	156,490
Income tax expense	17,258	16,133	11,178	47,956	33,192
Net income	$60,193	$57,522	$38,179	$170,606	$123,298

Adjustments:
Net realized investment (gains) losses	(3)	(12)	4	(15)	(635)
(Gain) loss from change in fair value of warrant liability	—	(658)	437	(454)	(4,286)
Capital markets transaction costs	481	1,615	2,254	2,474	5,518
Other infrequent, unusual or non-operating items (6)	1,289	—	—	1,289	—
Adjusted income before taxes	79,218	74,600	52,052	221,856	157,087

Income tax expense on adjustments (7)	139	337	474	555	1,025
Adjusted net income	$61,821	$58,130	$40,400	$173,345	$122,870

Weighted average diluted shares outstanding	86,880	86,819	85,599	86,794	76,867

Diluted EPS (1)	$0.69	$0.65	$0.45	$1.96	$1.55
Adjusted diluted EPS	$0.71	$0.67	$0.47	$2.00	$1.60

Return-on-equity	16.2%	16.2%	11.9%	15.8%	14.7%
Adjusted return-on-equity	16.6%	16.4%	12.6%	16.0%	14.6%

Expense ratio (2)	30.5%	31.3%	34.4%	31.3%	32.6%
Adjusted expense ratio (3)	29.0%	29.9%	32.1%	30.2%	31.6%

Combined ratio (4)	33.3%	35.5%	50.2%	35.2%	51.4%
Adjusted combined ratio (5)	31.8%	34.0%	48.0%	34.1%	50.4%

EXHIBIT 99.1
(1)    Diluted net income for the quarter ended September 30, 2020, excludes the impact of the warrant fair value change as it was anti-dilutive. For all other periods presented, diluted net income equals reported net income as the impact of the warrant fair value change was dilutive.
(2)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.
(3)    Adjusted expense ratio is calculated by dividing adjusted underwriting and operating expense (underwriting and operating expenses excluding costs related to capital markets reinsurance transactions and infrequent or unusual non-operating items) by net premiums earned.
(4)    Combined ratio is calculated by dividing the total of underwriting and operating expenses and insurance claims and claims expense by net premiums earned.
(5)    Adjusted combined ratio is calculated by dividing the total of adjusted underwriting and operating expenses (underwriting and operating expenses excluding costs related to capital market reinsurance transaction and infrequent or unusual non-operating items) and insurance claims and claims expense by net premiums earned.
(6)    Represents severance, restricted stock modification and other expenses incurred in connection with the CEO transition announced on September 9, 2021.
(7)    Marginal tax impact of non-GAAP adjustments is calculated based on our statutory U.S. federal corporate income tax rate of 21%, except for those items that are not eligible for an income tax deduction. Such non-deductible items include gains or losses from the change in the fair value of our warrant liability and certain costs incurred in connection with the CEO transition, which are limited under Section 162(m) of the Internal Revenue Code.

EXHIBIT 99.1

Historical Quarterly Data	2021			2020
	September 30	June 30	March 31	December 31	September 30	June 30
Revenues	(In Thousands, except for per share data)
Net premiums earned	$113,594	$110,888	$105,879	$100,709	$98,802	$98,944
Net investment income	9,831	9,382	8,814	8,386	8,337	7,070
Net realized investment gains (losses)	3	12	—	295	(4)	711
Other revenues	613	483	501	513	648	1,223
Total revenues	124,041	120,765	115,194	109,903	107,783	107,948
Expenses
Insurance claims and claim expenses	3,204	4,640	4,962	3,549	15,667	34,334
Underwriting and operating expenses	34,669	34,725	34,065	34,994	33,969	30,370
Service expenses	787	481	591	459	557	1,090
Interest expense	7,930	7,922	7,915	7,906	7,796	5,941
(Gain ) loss from change in fair value of warrant liability	—	(658)	205	1,379	437	1,236
Total expenses	46,590	47,110	47,738	48,287	58,426	72,971

Income before income taxes	77,451	73,655	67,456	61,616	49,357	34,977
Income tax expense	17,258	16,133	14,565	13,348	11,178	8,129
Net income	$60,193	$57,522	$52,891	$48,268	$38,179	$26,848

Earnings per share
Basic	$0.70	$0.67	$0.62	$0.57	$0.45	$0.36
Diluted	$0.69	$0.65	$0.61	$0.56	$0.45	$0.36

Weighted average common shares outstanding
Basic	85,721	85,647	85,317	84,956	84,805	73,617
Diluted	86,880	86,819	86,487	86,250	85,599	74,174

Other data
Loss Ratio(1)	2.8%	4.2%	4.7%	3.5%	15.9%	34.7%
Expense Ratio(2)	30.5%	31.3%	32.2%	34.7%	34.4%	30.7%
Combined ratio (3)	33.3%	35.5%	36.9%	38.3%	50.2%	65.4%

(1)    Loss ratio is calculated by dividing insurance claims and claim expenses by net premiums earned.
(2)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.
(3)    Combined ratio may not foot due to rounding.

EXHIBIT 99.1
Portfolio Statistics
The table below highlights trends in our primary portfolio as of the date and for the periods indicated.

Primary portfolio trends	As of and for the three months ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	($ Values In Millions, except as noted below)
New insurance written	$18,084	$22,751	$26,397	$19,782	$18,499	$13,124
New risk written	$4,640	5,650	6,531	4,868	4,577	3,260
Insurance in force (IIF) (1)	143,618	136,598	123,777	111,252	104,494	98,905
Risk in force (1)	$36,253	34,366	31,206	28,164	26,568	25,238
Policies in force (count) (1)	490,714	471,794	436,652	399,429	381,899	372,934
Average loan size ($ value in thousands) (1)	$293	$290	$283	$279	$274	$265
Coverage percentage (2)	25.2%	25.2%	25.2%	25.3%	25.4%	25.5%
Loans in default (count) (1)	7,670	8,764	11,090	12,209	13,765	10,816
Default rate (1)	1.56%	1.86%	2.54%	3.06%	3.60%	2.90%
Risk in force on defaulted loans (1)	$546	$625	$785	$874	$1,008	$799
Net premium yield (3)	0.32%	0.34%	0.36%	0.37%	0.39%	0.40%
Earnings from cancellations	$7.7	$7.0	$9.9	$11.7	$12.6	$15.5
Annual persistency (4)	58.1%	53.9%	51.9%	55.9%	60.0%	64.1%
Quarterly run-off (5)	8.1%	8.0%	12.5%	12.5%	13.1%	12.9%

(1)    Reported as of the end of the period.
(2)    Calculated as end of period risk-in-force (RIF) divided by end of period IIF.
(3)    Calculated as net premiums earned, divided by average primary IIF for the period, annualized.
(4)    Defined as the percentage of IIF that remains on our books after a given twelve-month period.
(5)    Defined as the percentage of IIF that is no longer on our books after a given three month period.
New Insurance Written (NIW), Insurance in Force (IIF) and Premiums
    The tables below present primary NIW and primary and pool IIF, as of the dates and for the periods indicated.

Primary NIW	Three months ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(In Millions)
Monthly	$16,861	$19,422	$23,764	$17,789	$16,516	$11,885
Single	1,223	3,329	2,633	1,993	1,983	1,239
Primary	$18,084	$22,751	$26,397	$19,782	$18,499	$13,124

Primary and pool IIF	As of
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(In Millions)
Monthly	$124,767	$117,629	$106,920	$95,336	$88,584	$82,848
Single	18,851	18,969	16,857	15,916	15,910	16,057
Primary	143,618	136,598	123,777	111,252	104,494	98,905

Pool	1,339	1,460	1,642	1,855	2,115	2,340
Total	$144,957	$138,058	$125,419	$113,107	$106,609	$101,245

EXHIBIT 99.1

    The following table presents the amounts related to the company's quota-share reinsurance transactions (the 2016 QSR Transaction, 2018 QSR Transaction, 2020 QSR Transaction and 2021 QSR Transaction, and collectively, the QSR Transactions), and Insurance-Linked Note transactions (the 2017 ILN Transaction, 2018 ILN Transaction, 2019 ILN Transaction, 2020-1 ILN Transaction, 2020-2 ILN Transaction and 2021 -1 ILN Transaction and collectively, the ILN Transactions) for the periods indicated.

	For the three months ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(In Thousands)
The QSR Transactions
Ceded risk-in-force	$7,610,870	$7,113,707	$6,330,409	$5,543,969	$5,159,061	$4,563,676
Ceded premiums earned	(28,366)	(27,537)	(25,747)	(24,161)	(24,517)	(23,210)
Ceded claims and claim expenses	840	1,194	1,180	601	3,200	8,669
Ceding commission earned	6,142	5,961	5,162	4,787	4,798	4,428
Profit commission	15,191	14,391	13,380	13,184	11,034	5,271

The ILN Transactions
Ceded premiums	$(10,390)	$(10,169)	$(9,397)	$(9,422)	$(6,268)	$(3,267)

Primary NIW by FICO	For the three months ended			For the nine months ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
	($ In Millions)
>= 760	$8,073	$11,390	$11,600	$32,377	$25,942
740-759	3,254	4,246	2,575	12,812	6,056
720-739	2,563	3,152	2,187	9,678	5,373
700-719	2,099	1,798	1,217	6,255	3,214
680-699	1,487	1,292	793	4,139	1,872
<=679	608	873	127	1,971	463
Total	$18,084	$22,751	$18,499	$67,232	$42,920
Weighted average FICO	749	754	764	753	761

Primary NIW by LTV	For the three months ended			For the nine months ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
	(In Millions)
95.01% and above	$1,957	$2,177	$587	$6,585	$1,855
90.01% to 95.00%	8,344	9,941	7,767	29,336	18,161
85.01% to 90.00%	4,961	6,262	6,968	19,071	16,117
85.00% and below	2,822	4,371	3,177	12,240	6,787
Total	$18,084	$22,751	$18,499	$67,232	$42,920
Weighted average LTV	91.8%	91.3%	90.7%	91.3%	90.8%

EXHIBIT 99.1

Primary NIW by purchase/refinance mix	For the three months ended			For the nine months ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
	(In Millions)
Purchase	$16,400	$18,911	$12,764	$53,220	$28,531
Refinance	1,684	3,840	5,735	14,012	14,389
Total	$18,084	$22,751	$18,499	$67,232	$42,920

The table below presents a summary of our primary IIF and RIF by book year as of September 30, 2021.

Primary IIF and RIF	As of September 30, 2021
	IIF	RIF
	(In Millions)
September 30, 2021	$64,885	$16,274
2020	47,196	11,848
2019	14,502	3,800
2018	5,675	1,446
2017	4,845	1,213
2016 and before	6,515	1,672
Total	$143,618	$36,253
    The tables below present our total primary IIF and RIF by FICO and LTV and total primary RIF by loan type as of the dates indicated.

Primary IIF by FICO	As of
	September 30, 2021	June 30, 2021	September 30, 2020
	(In Millions)
>= 760	$73,080	$70,583	$53,742
740-759	24,676	23,175	16,193
720-739	19,898	18,857	14,352
700-719	13,206	12,230	10,235
680-699	8,678	7,927	6,713
<=679	4,080	3,826	3,259
Total	$143,618	$136,598	$104,494

Primary RIF by FICO	As of
	September 30, 2021	June 30, 2021	September 30, 2020
	(In Millions)
>= 760	$18,200	$17,531	$13,563
740-759	6,280	5,873	4,141
720-739	5,086	4,798	3,694
700-719	3,432	3,161	2,635
680-699	2,243	2,047	1,730
<=679	1,012	956	805
Total	$36,253	$34,366	$26,568

EXHIBIT 99.1

Primary IIF by LTV	As of
	September 30, 2021	June 30, 2021	September 30, 2020
	(In Millions)
95.01% and above	$13,179	$12,026	$8,130
90.01% to 95.00%	63,828	60,358	47,828
85.01% to 90.00%	44,451	43,064	35,224
85.00% and below	22,160	21,150	13,312
Total	$143,618	$136,598	$104,494

Primary RIF by LTV	As of
	September 30, 2021	June 30, 2021	September 30, 2020
	(In Millions)
95.01% and above	$3,932	$3,552	$2,310
90.01% to 95.00%	18,810	17,774	14,056
85.01% to 90.00%	10,902	10,555	8,642
85.00% and below	2,609	2,485	1,560
Total	$36,253	$34,366	$26,568

Primary RIF by Loan Type	As of
	September 30, 2021	June 30, 2021	September 30, 2020

Fixed	99%	99%	99%
Adjustable rate mortgages
Less than five years	—	—	—
Five years and longer	1	1	1
Total	100%	100%	100%

EXHIBIT 99.1
    The table below presents a summary of the change in total primary IIF during the periods indicated.

Primary IIF	For the three months ended
	September 30, 2021	June 30, 2021	September 30, 2020
	(In Millions)
IIF, beginning of period	$136,598	$123,777	$98,905
NIW	18,084	22,751	18,499
Cancellations, principal repayments and other reductions	(11,064)	(9,930)	(12,910)
IIF, end of period	$143,618	$136,598	$104,494
Geographic Dispersion
    The following table shows the distribution by state of our primary RIF as of the periods indicated.

Top 10 primary RIF by state	As of
	September 30, 2021	June 30, 2021	September 30, 2020
California	10.2%	10.3%	11.3%
Texas	9.9	9.8	8.3
Florida	8.6	8.3	6.7
Virginia	4.9	5.0	5.4
Colorado	4.0	4.1	4.0
Maryland	3.8	3.9	3.6
Illinois	3.7	3.8	4.0
Georgia	3.7	3.5	3.0
Washington	3.5	3.6	3.5
Pennsylvania	3.2	3.2	3.5
Total	55.5%	55.5%	53.3%

    The table below presents selected primary portfolio statistics, by book year, as of September 30, 2021.

	As of September 30, 2021
Book year	Original Insurance Written	Remaining Insurance in Force	% Remaining of Original Insurance	Policies Ever in Force	Number of Policies in Force	Number of Loans in Default	# of Claims Paid	Incurred Loss Ratio (Inception to Date) (1)	Cumulative Default Rate (2)	Current default rate (3)
	($ Values in Millions)
2013	$162	$7	4%	655	52	3	1	0.5%	0.6%	5.8%
2014	3,451	310	9%	14,786	1,898	68	49	4.2%	0.8%	3.6%
2015	12,422	1,923	15%	52,548	10,427	366	115	3.3%	0.9%	3.5%
2016	21,187	4,275	20%	83,626	21,244	797	128	2.9%	1.1%	3.8%
2017	21,582	4,845	22%	85,897	24,478	1,286	93	4.5%	1.6%	5.3%
2018	27,295	5,675	21%	104,043	27,844	1,723	81	8.6%	1.7%	6.2%
2019	45,141	14,502	32%	148,423	57,685	2,038	16	12.7%	1.4%	3.5%
2020	62,702	47,196	75%	186,174	147,395	1,170	1	6.7%	0.6%	0.8%
2021	67,232	64,885	97%	205,291	199,691	219	—	1.2%	0.1%	0.1%
Total	$261,174	$143,618		881,443	490,714	7,670	484
(1)    Calculated as total claims incurred (paid and reserved) divided by cumulative premiums earned, net of reinsurance.
(2)    Calculated as the sum of the number of claims paid ever to date and number of loans in default divided by policies ever in force.
(3)    Calculated as the number of loans in default divided by number of policies in force.

EXHIBIT 99.1
    The following table provides a reconciliation of the beginning and ending reserve balances for primary insurance claims and claim expenses:

	For the three months ended		For the nine months ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
	(In Thousands)
Beginning balance	$101,235	$69,903	$90,567	$23,752
Less reinsurance recoverables (1)	(19,726)	(14,307)	(17,608)	(4,939)
Beginning balance, net of reinsurance recoverables	81,509	55,596	72,959	18,813

Add claims incurred:
Claims and claim expenses incurred:
Current year (2)	3,649	18,682	19,275	61,198
Prior years (3)	(445)	(3,015)	(6,469)	(5,500)
Total claims and claim expenses incurred	3,204	15,667	12,806	55,698

Less claims paid:
Claims and claim expenses paid:
Current year (2)	3	113	15	152
Prior years (3)	526	1,100	1,566	4,309
Total claims and claim expenses paid	529	1,213	1,581	4,461

Reserve at end of period, net of reinsurance recoverables	84,184	70,050	84,184	70,050
Add reinsurance recoverables (1)	20,420	17,180	20,420	17,180
Ending balance	$104,604	$87,230	$104,604	$87,230

(1)    Related to ceded losses recoverable under the QSR Transactions.
(2)    Related to insured loans with their most recent defaults occurring in the current year. For example, if a loan had defaulted in a prior year and subsequently cured and later re-defaulted in the current year, the default would be included in the current year. Amounts are presented net of reinsurance and included $14.0 million attributed to net case reserves and $4.8 million attributed to net IBNR reserves for the nine months ended September 30, 2021 and $55.4 million attributed to net case reserves and $4.8 million attributed to net IBNR reserves for the nine months ended September 30, 2020.
(3)    Related to insured loans with defaults occurring in prior years, which have been continuously in default before the start of the current year. Amounts are presented net of reinsurance and included $1.8 million attributed to net case reserves and $5.0 million attributed to net IBNR reserves for the nine months ended September 30, 2021 and $4.0 million attributed to net case reserves and $1.3 million attributed to net IBNR reserves for the nine months ended September 30, 2020.

    The following table provides a reconciliation of the beginning and ending count of loans in default for the periods indicated.

	For the three months ended		For the nine months ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Beginning default inventory	8,764	10,816	12,209	1,448
Plus: new defaults	1,624	6,588	4,486	16,870
Less: cures	(2,694)	(3,598)	(8,964)	(4,426)
Less: claims paid	(24)	(40)	(59)	(123)
Less: claims denied	—	(1)	(2)	(4)
Ending default inventory	7,670	13,765	7,670	13,765

EXHIBIT 99.1
    The following table provides details of our claims paid, before giving effect to claims ceded under the QSR Transactions, for the periods indicated.

	For the three months ended		For the nine months ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
	(In Thousands)
Number of claims paid (1)	24	40	59	123
Total amount paid for claims	$674	$1,540	$1,982	$5,621
Average amount paid per claim	$28	$39	$34	$46
Severity(2)	55%	67%	60%	80%
(1)    Count includes six and ten claims settled without payment during the three and nine months ended September 30, 2021, respectively, and six and eight claims settled without payment during the three and nine months ended 2020, respectively.
(2)    Severity represents the total amount of claims paid including claim expenses divided by the related RIF on the loan at the time the claim is perfected, and is calculated including claims settled without payment.
    The following table shows our average reserve per default, before giving effect to reserves ceded under the QSR Transactions, as of the periods indicated.

Average reserve per default:	As of September 30, 2021	As of September 30, 2020
	(In Thousands)
Case (1)	$12.6	$5.8
IBNR (1)(2)	1.0	0.5
Total	$13.6	$6.3
(1)    Defined as the gross reserve per insured loan in default.
(2)    Amount includes claims adjustment expenses.

    The following table provides a comparison of the PMIERs financial requirements as reported by NMIC as of the dates indicated.

	As of
	September 30, 2021	June 30, 2021	September 30, 2020
	(In Thousands)
Available Assets	$1,992,964	$1,886,993	$1,671,990
Risk-Based Required Assets	1,365,656	1,170,854	990,678